                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CORESTATES FINANCIAL CORP
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

CoreStates Financial Corp
PO Box 7618
Philadelphia PA 19101-7618
215 973 3546

TERRENCE A. LARSEN                                         [LOGO]
Chairman and                                               CoreStates
Chief Executive Officer



 April 19, 1996



 Dear Shareholder:

 CoreStates' Annual Meeting of Shareholders will be held on Tuesday, May 21, at 8:30 a.m. in the Ormandy Ballroom at the Doubletree Hotel located at Broad and Locust Streets, Philadelphia, Pennsylvania. You are cordially invited to attend.

 As highlighted in the annual report we mailed last month, the past year and a half has been an extraordinary time of accelerated change for CoreStates. We passed yet another milestone with the completion of the Meridian merger on April 9, and we welcome the new shareholders this has brought to CoreStates.

 It is important that your shares be represented at the Annual Meeting whether or not you are able to attend personally. I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible.

 Thank you very much for your continued interest and support.

 Sincerely,

 /s/ Terrence A. Larsen

[LOGO]
CORESTATES
FINANCIAL CORP
PO Box 7618
Philadelphia, PA 19101-7618

                                                                 April 19, 1996

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD TUESDAY, MAY 21, 1996

  Notice is hereby given that the Annual Meeting of Shareholders of CoreStates Financial Corp ("CoreStates") will be held in the Ormandy Ballroom at the Doubletree Hotel, located at Broad and Locust Streets, Philadelphia, Pennsylvania, at 8:30 A.M. Philadelphia time, on Tuesday, May 21, 1996 for the following purposes:

    1. To elect five directors;

    2. To ratify the selection of Ernst & Young LLP as CoreStates' independent auditors for the fiscal year ending December 31, 1996; and

    3. To transact such other business as may properly come before the meeting.

  Only those shareholders of record at the close of business on April 12, 1996 shall be entitled to vote at the meeting.

  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING ON MAY 21, 1996, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON IF YOU WISH TO DO SO AT THE MEETING.

                             By order of the Board of Directors

                         /s/ William L. Gaunt

                             William L. Gaunt
                             Secretary

[LOGO]
CORESTATES
FINANCIAL CORP
PO Box 7618
Philadelphia, PA 19101-7618

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CoreStates Financial Corp ("CoreStates") for use at the Annual Meeting of Shareholders to be held on May 21, 1996 and at any adjournments thereof. A form of proxy for holders of common stock of CoreStates ("CoreStates Common Stock") is being furnished for use at the meeting. The proxy statement and the form of proxy are being mailed on April 19, 1996, or as soon thereafter as possible, to all shareholders entitled to vote at the meeting. Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder executing a proxy has the right to revoke it by delivering notice of revocation or a duly executed proxy bearing a later date to the Secretary of CoreStates at any time before the proxy is voted. Where a proxy is duly executed and returned but without direction as to the vote on one or more particular matters, the proxy will be voted in favor of the matters as recommended by the Board of Directors. If a shareholder either records the fact of abstention or fails to vote in person or by proxy, such action is not considered a "vote cast" under the Pennsylvania Business Corporation Law.

  Pursuant to the Bylaws of CoreStates, the Board of Directors has fixed the close of business on April 12, 1996 as the time for determining shareholders of record entitled to notice of, and to vote at, the Annual Meeting. Each share of CoreStates Common Stock will entitle the holder thereof to one vote on all matters which may properly come before the meeting. As of April 12, 1996, there were issued and outstanding 222,022,118 shares of CoreStates Common Stock.

  If a shareholder is a participant in the CoreStates' Dividend Reinvestment and Share Purchase Plan, the proxy card sent to such shareholder will represent both the number of shares registered in the shareholder's name and the number of shares credited to the shareholder's Dividend Reinvestment and Share Purchase Plan account, and all such shares will be voted in accordance with the instructions on the proxy card.

                             ELECTION OF DIRECTORS
                                   (ITEM 1)

  The Board of Directors of CoreStates has determined that the number of directors of CoreStates shall be fifteen (15). The Articles of Incorporation of CoreStates provide that the directors of CoreStates shall be divided into three classes, as nearly equal in number as possible, with such classes of directors serving staggered three-year terms of office. Accordingly, at each annual meeting of shareholders, a class consisting of approximately one-third of CoreStates' directors will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified. Five nominees, as set forth below, are to be elected at this Annual Meeting to hold office until the 1999 Annual Meeting and until their successors are elected and qualified. The remaining 10 directors will continue to serve as set forth below. Each nominee is presently a director of CoreStates.

  Pursuant to the Agreement and Plan of Merger dated as of October 10, 1995 by and between Meridian Bancorp, Inc. ("Meridian") and CoreStates, CoreStates agreed to fix the size of the Board of Directors at 15 members, to reconstitute the Board of Directors to consist of ten of the directors of CoreStates prior to the effective time of the merger of Meridian with and into CoreStates (the "Merger") and to cause five of the directors of Meridian to be appointed as directors of CoreStates at, or as promptly as practicable, after the effective time of the Merger. The Merger was effective on April 9, 1996 and the CoreStates Board of Directors was reconstituted on that date. The ten CoreStates directors are: Carlton E. Hughes, Ernest E. Jones, Terrence A. Larsen, Herbert Lotman, George V. Lynett, Patricia A. McFate, Marlin E. Miller, James M. Seabrook, Raymond W. Smith and Peter S. Strawbridge. The five former Meridian directors appointed to the CoreStates Board of Directors were Robert W. Cardy, Samuel A. McCullough, Lawrence R. Pugh, Judith M. von Seldeneck and George Strawbridge, Jr. As part of the reconstitution of the Board of Directors, George A. Butler, Nelson G. Harris, John A. Miller, Stephanie W. Naidoff, Seymour S. Preston, III, J. Lawrence Shane and Harold A. Sorgenti resigned as directors of CoreStates at the effective time of the Merger. On April 16, 1996, Ernest E. Jones and Marlin E. Miller resigned as CoreStates' directors with terms of service ending in 1998 and 1996, respectively, so that they could be reappointed to terms of service expiring in 1997. Shirley A. Jackson resigned in May 1995.

  In the absence of instructions to the contrary, shares of CoreStates Common Stock represented by properly executed proxies will be voted for the five nominees listed below, all of whom have consented to be named and to serve if elected. CoreStates does not presently know of anything that would preclude any nominee from serving. Should any nominee for any reason become unable or unwilling to serve as director, the number of nominees to be elected will be reduced accordingly. The nominees are to be elected by at least a majority of the votes cast at the annual meeting.

  Set forth below opposite their pictures are the names and ages of the nominees and continuing directors, their principal occupations and the year each individual began continuous service as a director of CoreStates or one of its predecessors. Each nominee and continuing director has held the position or former position shown or other executive positions with the same or an affiliated or predecessor entity for at least the past five years, except as otherwise indicated. Also shown with respect to each nominee and continuing director are directorships held in companies (other than CoreStates) which are required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") or which are registered under the Investment Company Act of 1940 and certain other business or insurance companies. In addition, set forth opposite the name of each nominee and continuing director is the number of shares of CoreStates Common Stock ("Shares") beneficially owned as of March 31, 1996, giving effect to the conversion of Meridian common stock into CoreStates Common Stock which took place at the effective time of the Merger. Except as otherwise indicated in the Notes to Nominee and Continuing Director Information, the persons named possess sole voting and investment power with respect to the Shares shown opposite their names.

NOMINEE DIRECTORS--TERM EXPIRES 1999

             Terrence A. Larsen, 49, Director since 1986.   842,722 Shares(/1/)

                     Chairman and Chief Executive Officer of CoreStates;
[PHOTO] Chairman of CoreStates Bank, N.A.; prior to August 1994, Chairman, President, and Chief Executive Officer of CoreStates, and CoreStates Bank, N.A.


             Samuel A. McCullough, 57, Director since 1996. 424,905 Shares(/2/)


                     President and Chief Operating Officer of CoreStates from April 16, 1996; Chairman, Chief Executive Officer and
[PHOTO] Director of Meridian until April 9, 1996; also, President of Meridian from May 1, 1995; Chairman, and Director, of Meridan Bank from April 1986 until April 9, 1996.

                Patricia A. McFate, 63, Director since 1976.       4,600 Shares

                     Senior Scientist and Program Director, Center for
[PHOTO] National Security Negotiations of Science Applications International Corporation (a systems engineering company); Senior Scientist of System Planning Corporation from October 1988 to July 1989; prior to October 1988, President and Trustee of The American-Scandinavian Foundation.


                Raymond W. Smith, 58, Director since 1984.    4,608 Shares(/3/)

                     Chairman, Chief Executive Officer and Director of Bell
[PHOTO] Atlantic Corporation (telecommunications and services corporation); and Director of USAir (commercial aviation).


                George Strawbridge, Jr., 58, Director since 1996.
                                                          5,436,237 Shares(/4/)


                     Private Investor, Adjunct Professor of Widener
[PHOTO] University; owner of Augustin Stables; Director of Campbell Soup Company; Director of Meridian until April 9, 1996.


CONTINUING DIRECTORS--TERM EXPIRES 1998

                Robert W. Cardy, 59, Director since 1996.            980 Shares

                     Chairman, President, Chief Executive Officer and Director, Carpenter Technology Corp. (specialty steel and
[PHOTO] alloys manufacturer) since July 1, 1992; prior thereto, President, Chief Operating Officer and Director, Carpenter Technology Corp. from November 1, 1990; Director of Meridian until April 9, 1996.


                Carlton E. Hughes, 64, Director since 1978.  10,637 Shares(/5/)

                     Chairman and Director of Stewart-Amos Steel, Inc.
[PHOTO] (structural steel fabrication); former President, Treasurer and Director of Stewart-Amos Equipment Co.; Director of Irex Corporation and Arnold Industries, Inc.

                Herbert Lotman, 62, Director since 1990.     82,829 Shares(/6/)

                     Chairman and Chief Executive Officer of Keystone Foods
[PHOTO]              Corporation (food manufacturing and distribution);
                     Director of Getty Petroleum Corporation and PCI Services, Inc.


                George V. Lynett, 52, Director since 1995.   32,338 Shares(/7/)

                     Publisher, The Scranton Times (newspaper company);
[PHOTO]              Secretary/Treasurer, Shamrock Communications, Inc.;
                     President, Towanda Daily Review; and Vice President, Wyoming County Press, Inc.


                Lawrence R. Pugh, 63, Director since 1996.         2,225 Shares

                     Chairman and Director of VF Corp. (apparel manufacturer); prior to January 1, 1996, Chairman, Chief Executive
[PHOTO] Officer and Director of VF Corp.; Director of Black & Decker, Unum Corporation, Mercantile Stores Company, Inc. and, until April 9, 1996, Meridian.


CONTINUING DIRECTORS--TERM EXPIRES 1997

                Ernest E. Jones, 51, Director since 1992.            761 Shares

[PHOTO]              Executive Director of Greater Philadelphia Urban Affairs
                     Coalition.


                Marlin Miller, Jr., 62, Director since 1988. 18,449 Shares(/8/)

                     President, Chief Executive Officer, and Director of Arrow
[PHOTO]              International, Inc. (a manufacturer of medical products);
                     Director of Carpenter Technology Corp.

                James M. Seabrook, 62, Director since 1994.   7,056 Shares(/9/)

                     Chairman and Chief Executive Officer of Seabrook Brothers
[PHOTO] & Sons, Inc. (frozen food processor); Director of Bell Atlantic New Jersey, New Jersey Manufacturers Insurance Company, and New Jersey Re-Insurance Company.


                Peter S. Strawbridge, 57, Director since 1979.     2,172 Shares

                     President and Director of Strawbridge & Clothier
[PHOTO]              (regional merchandising corporation).


                Judith M. von Seldeneck, 55, Director since 1996.
                                                           1,927 Shares(/1//0/)

                     President and Chief Executive Officer of The Diversified
[PHOTO] Search Companies (an executive search firm); Director of Keystone Corporation, Tasty Baking Company and, until April 9, 1996, Meridian.


Notes to Nominee and Continuing Director Information

(1) This includes 732,232 Shares which Mr. Larsen has the right to acquire immediately pursuant to presently exercisable stock options. Of the Shares reported as beneficially owned by Mr. Larsen, 4,146 are registered in the name of his son, 2,025 are registered in the name of his daughter, 2,180 are registered in Mr. Larsen's name as custodian for his daughter; as to all such Shares, Mr. Larsen disclaims beneficial ownership. 67,025 of the Shares registered as beneficially owned by Mr. Larsen are registered in the joint names of Mr. Larsen and his wife. 5 Shares are held for Mr. Larsen by CoreStates Bank, N.A. as trustee under the CoreStates Savings Plan.

(2) This includes 246,960 Shares which Mr. McCullough has the right to acquire immediately pursuant to presently exercisable stock options. Of the Shares reported as beneficially owned by Mr. McCullough, 169 are registered in Mr. McCullough's name as custodian for his daughter and 88 Shares are registered in the name of his wife. 78,113 Shares are held for Mr. McCullough by Meridian Trust Company, as trustee under the Meridian Savings Plan. 131 Shares are held under the Meridian Employee Stock Ownership Plan (ESOP).

(3) 800 of the Shares reported as beneficially owned by Mr. Smith are held in a charitable trust, of which Mr. Smith and his wife are co-trustees.

(4) This includes: (i) 5,145,379 Shares reported as beneficially owned by Mr.
    G. Strawbridge which are held by a trust of which Mr. Strawbridge is co-trustee and has the power to revoke, 6,125 Shares held by a trust revocable by Mrs. Strawbridge of which Mr. Strawbridge is co-trustee and 123 Shares held jointly with one of his children; (ii) 18,731 Shares held by a trust created by Mr. Strawbridge's adult children of which he is a co-trustee with respect to 6,418 Shares. He disclaims beneficial ownership of all such Shares and (iii) 265,879 Shares held by various trusts for the benefit of members of his family of which he is the co-trustee. He disclaims beneficial ownership of these Shares.

(5) 725 of the Shares reported as beneficially owned by Mr. Hughes are held in an irrevocable trust, of which his wife is trustee, for the benefit of their grandchildren. Mr. Hughes disclaims beneficial ownership of such Shares.

(6) 41,081 of the Shares reported as beneficially owned by Mr. Lotman are owned by his wife. Mr. Lotman disclaims beneficial ownership of such Shares.

(7) 192 of the Shares reported as beneficially owned by Mr. Lynett are owned by his wife. 8,596 of the Shares reported as beneficially owned are registered in the name of his children, as to which Mr. Lynett disclaims beneficial ownership. Mr. Lynett also owned 7,825 shares of Meridian common stock which were exchanged for 9,585 Shares at the effective time of the Merger.

(8) 1,600 of the Shares reported as owned by Mr. Miller are owned by his wife. Mr. Miller disclaims beneficial ownership of such Shares. Mr. Miller also owned 1,000 shares of Meridian common stock which were exchanged for 1,225 Shares at the effective time of the Merger.

(9) 2,000 of the Shares reported as beneficially owned by Mr. Seabrook are registered in the name of his daughter. Mr. Seabrook disclaims beneficial ownership of such Shares.

(10) 1,604 of the Shares reported as beneficially owned by Ms. von Seldeneck are registered in her name as custodian for Kevin Clay von Seldeneck.

  The Board of Directors recommends a vote FOR the election of all nominees.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  Information concerning the beneficial ownership of CoreStates Common Stock by directors is set forth above opposite the name of each director and in the Notes to Nominee and Continuing Director Information.

  The following table shows at March 31, 1996, giving effect to the conversion of Meridian common stock into CoreStates Common Stock which took place at the effective time of the Merger, the number of shares of CoreStates Common Stock beneficially owned, including shares which may be purchased through unexercised options, by the executive officers of CoreStates named in the Summary Compensation Table on page 16 except in respect to Mr. Larsen whose share ownership is reported above in the information concerning directors:

            Charles L. Coltman, III                     314,422 Shares

            Charles P. Connolly, Jr.                    157,594 Shares

            Robert N. Gilmore                           175,890 Shares

            Rosemarie B. Greco                          247,415 Shares

  At March 31, 1996, giving effect to the conversion of Meridian common stock into CoreStates Common Stock which took place at the effective time of the Merger, the directors and executive officers of CoreStates as a group beneficially owned 7,935,904 shares of CoreStates Common Stock which represents approximately 3.58% of all outstanding shares. Mr. George Strawbridge, Jr. owned 2.45% of the outstanding shares. No other director or officer beneficially owned more than 1% of the outstanding shares.

  Included in the share amounts shown are 3,710 shares held for Mr. Coltman, 5 shares held for each of Mr. Connolly, Mr. Gilmore and Ms. Greco and 84,673 shares held for the other executive officers (other than Mr. Larsen) as a group by either CoreStates Bank, N.A., as trustee under the CoreStates Savings Plan or Meridian Trust Company, as trustee under the Meridian Savings Plan, as the case may be. Also included are options to acquire shares (exercisable immediately or within 60 days after March 31, 1996) held by: Mr. Coltman--

281,091; Mr. Connolly--141,329; Mr. Gilmore--161,805; Ms. Greco-- 230,507 and
the other executive officers (other than Mr. Larsen) of CoreStates as a group--362,975. The named individuals have sole voting and investment powers with respect to the shares owned.

  As of April 12, 1996, to CoreStates' knowledge, there are no beneficial owners of more than 5% of CoreStates Common Stock.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires CoreStates' officers and directors, and persons who own more than ten percent of a registered class of CoreStates' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish CoreStates with copies of all Section 16(a) forms they file. There are no ten percent shareholders of CoreStates' equity securities.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CoreStates believes that, during the period January 1, 1995 through December 31, 1995, all filing requirements applicable to its officers and directors were complied with, except that two reports were amended in October 1995 for Mr. Sorgenti and Mr. Smith for clerical errors in reporting fractional shares as being owned that were actually sold.

               DIRECTORS' MEETINGS, COMMITTEES AND COMPENSATION

  In 1995, twelve meetings of the Board of Directors of CoreStates were held. Each incumbent director who served as a director of CoreStates during 1995 attended more than 75% of the aggregate number of meetings of the Board of Directors of CoreStates and of the Committees of the Board on which each such director served. The Board of Directors of CoreStates has certain standing committees including an Audit Committee, a Human Resources Committee and a Corporate Governance Committee, the membership and functions of each of which are described below.

  The Audit Committee in 1995 consisted of Dr. McFate and Messrs. Hughes, M. Miller, Preston (Chairman) and Shane. During 1995, the Audit Committee held four meetings. The functions of the Audit Committee include: review and examination of detailed reports of the internal auditors for CoreStates including reports on the fiduciary activities of banking subsidiaries; periodic meetings with the internal auditors and credit review personnel; review of reports of regulatory agencies having jurisdiction over CoreStates and certain banking and other subsidiaries and signing of such reports on behalf of the Board of Directors; evaluation of internal accounting controls for CoreStates and for the management of the fiduciary activities of banking subsidiaries; recommending engagement and continuation of engagement of independent auditors; and meetings with, and receiving and considering recommendations of, independent auditors of CoreStates.

  The Human Resources Committee in 1995 consisted of Messrs. Lotman, M. Miller, Preston, Smith (Chairman) and P. Strawbridge. During 1995, the Human Resources Committee held two meetings. The Human Resources Committee's function was to: evaluate the performance of the Chief Executive Officer of CoreStates and report its assessment to the full Board of Directors; review, approve and recommend to the full Board changes in base compensation for senior officers of CoreStates and its banking subsidiaries; review, approve and recommend to the full Board material changes in CoreStates' benefit plans which significantly affect CoreStates' liabilities or the benefits provided to participants; administer the Incentive Compensation Plan for CoreStates Financial Corp and Participating Subsidiaries and the Long-Term Incentive Plan; review annually the salary budget with respect to CoreStates and its banking subsidiaries; review CoreStates' management development plans; and review other compensation and benefit plans of CoreStates and its subsidiaries.

  The Corporate Governance Committee in 1995 consisted of Messrs. Hughes (Chairman), Jones, J. Miller, M. Miller and Dr. McFate. During 1995 the Corporate Governance Committee held six meetings. The Corporate Governance Committee's function was to make recommendations to the full Board of Directors with respect to: nominees for election as director at the annual meeting of shareholders; nominees to fill Board vacancies between annual shareholders' meetings; and the composition of membership of the various standing committees of the Board of Directors of CoreStates.

  The By-laws of CoreStates provide that a shareholder may nominate a director at the annual meeting only if written notice of such shareholder's intent is given by the shareholder and received by the Secretary of CoreStates not less than forty-five days prior to the date fixed for the annual meeting. The notice shall contain and be accompanied by (a) the name and residence of such shareholder; (b) a representation that the shareholder is a holder of CoreStates' voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Exchange Act (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of CoreStates; (d) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such persons or persons) pursuant to which such nomination(s) are to be made by the shareholder; and (e) the consent of each nominee to serve as director of CoreStates if so elected.

  CoreStates' Board also had, during 1995, the following additional committees: Executive Committee, Banking Related Committee, Investment and Funding Committee, Corporate Community Development Committee (formerly the Urban Affairs Committee) and Trust Committee. On April 16, 1996, the CoreStates' Board delegated matters handled by the Corporate Community Development Committee, the Trust Committee and Banking Related Committee to the CBNA Board of Directors with oversight by the CoreStates' Board.

  On April 16, 1996, the membership of the Audit Committee, the Human Resources Committee and the Corporate Governance Committee was changed as follows: The Audit Committee members are Robert W. Cardy, Carlton E. Hughes, Patricia A. McFate (Chairman) and Marlin Miller, Jr. The Human Resources Committee members are Robert W. Cardy, Herbert Lotman, Marlin Miller, Jr., James M. Seabrook, Raymond W. Smith and Judith M. von Seldeneck (Chairman). The Corporate Governance Committee members are Ernest E. Jones (Chairman), Herbert Lotman, George V. Lynett, James M. Seabrook, George Strawbridge, Jr. and Judith M. von Seldeneck.

Directors' Compensation

  Directors who are also officers of CoreStates or its subsidiaries do not receive any fees for Board or Committee meetings. For service in 1995 as a member of the Board of Directors of CoreStates, each director receiving fees was paid $15,000 in a fixed sum, 200 shares of Common Stock of CoreStates pursuant to the Stock Compensation Plan for Non-Employee Directors, and a fee of $1,000 for attendance at each meeting of the Board of Directors of CoreStates and, as applicable, each meeting of all committees of the Board of Directors and certain meetings attended at the request of CoreStates. In addition, a fixed sum of $8,000 was paid in 1995 to the Chairman of the Audit Committee, and $1,000 to the Chairman of each other Committee of the Board of Directors. Each member of the Audit Committee was paid an annual retainer of $5,000 in addition to attendance fees.

  In April 1996 the fees for non-employee directors were changed to provide an annual retainer of $32,500 in a fixed sum, in addition to the 200 shares of Common Stock of CoreStates pursuant to the Stock Compensation Plan for Non-Employee Directors. Meeting fees were reduced to $500 for each meeting of the Board of Directors and each meeting of any Committee of the Board of Directors. The Chairman of the Audit Committee will continue to receive an annual fixed sum of $8,000 and the annual fixed sum paid to the Chairman of each other Committee of the Board of Directors was changed to $5,000. The $5,000 annual fixed sum paid to each member of the Audit Committee remains unchanged.

  Directors of CoreStates who are also directors of CoreStates Bank, N.A. ("CBNA"), received for services rendered to CBNA in 1995 an annual retainer of $7,500 and a fee of $750 for attendance at each meeting of the Board of Directors of CBNA and, as applicable, each meeting of all Committees of the Board of Directors of CBNA. When there is a joint meeting of a CoreStates committee and a CBNA committee, a single fee is applicable (which is the higher of the two fees), except for joint meetings of the Audit Committees where both attendance fees are paid. In addition, the sum of $2,000 was paid in 1995 to the Chairman of the CBNA Audit Committee and $1,000 to the Chairman of each other Committee of the CBNA Board of Directors. These fees were in addition to those fees described above paid for services to CoreStates.

  In April 1996 the fees for directors of CBNA were changed to provide an annual retainer of $15,000. The fee for attendance at each meeting of the Board of Directors of CBNA and, as applicable, each meeting of all Committees of the Board of Directors of CBNA was reduced to $500. The fee paid to the Chairman of the CBNA Audit Committee was increased to $5,000 and the fees paid to the Chairman of each other Committee was increased to $2,500. Each member of the Audit Committee will receive an annual payment of $2,500.

  Directors of CoreStates who were also advisory directors of the CoreStates Hamilton Bank region of CBNA ("Hamilton") received for services rendered to Hamilton during the first six months of 1995 a fixed sum of $2,500 for that six month period and a fee of $750 for attendance at each meeting of the Advisory Board of Directors of Hamilton and, as applicable, each meeting of all committees of the Hamilton Advisory Board. During the first six months of 1995, directors of CoreStates who were also advisory directors of Hamilton also received a fee of $125 for attendance at each meeting of the Hamilton Regional Advisory Committees. These fees were in addition to those fees described above paid for services to CoreStates. As a result of CoreStates' redesign process, the compensation paid to Advisory Board Directors was changed. Effective July 1, 1995, Directors of CoreStates who were also Advisory Directors of Hamilton Bank received an annual honorarium of $1,000 to be paid annually in lieu of retainers and attendance fees.

  One director of CoreStates, who was also a member of the Executive Advisory Boards of the former Independence Bancorp, Inc. ("Independence"), and the former Third National Bank and Trust Company of Scranton ("Third of Scranton") received an annual retainer of $12,000 for services rendered to Independence and an annual retainer of $13,500 for services rendered to Third of Scranton. These fees were in addition to those fees described above paid for services to CoreStates.

  Directors of CoreStates who are also directors of New Jersey National Corporation ("NJNC") and New Jersey National Bank ("NJNB") received for services rendered to such entities in 1995 a fixed sum of $5,000 and a fee of $750 for attendance at each concurrent meeting of the Boards of Directors of NJNC and NJNB and, as applicable, each meeting or concurrent meeting of all committees of the Boards of Directors. These fees were in addition to those fees described above paid for services to CoreStates.

  Under the Deferred Compensation Plan for Directors of CoreStates and CBNA (the "Directors' Deferred Plan"), directors of CoreStates and CBNA may elect prior to commencement of each term of service to defer payment of all or part of their directors' compensation. Amounts deferred are payable, as elected by the director, at the termination of the respective director's service to CoreStates or CBNA, the reaching of age 65, death, or a specified date, such payment to be made in a lump sum, in up to 10 annual installments or other method. Amounts deferred are credited to an unfunded directors' deferred compensation account. Amounts deferred after April 1, 1988 were credited with interest at an annual rate equal to 60% of the prime rate of CBNA (the "CBNA Prime Rate"). Beginning January 1, 1989, interest has been credited on deferrals at a rate determined by multiplying the CBNA Prime Rate by a decimal amount equal to 1 minus 118% of the highest marginal corporate tax rate for Federal income tax purposes. Amounts deferred on or before April 1, 1988 receive earnings based on one or more of three hypothetical investments as selected quarterly by each affected participant. These provide yields equal to the return on, and appreciate or depreciate to the same extent as, funds invested in the CoreStates Bond Fund, the CoreStates Liquidity Fund and the CoreStates Equity Fund, each of which is a collective investment fund managed by CoreStates Investment Advisers, Inc. The right to receive future payments under the Directors' Deferred Plan is an unsecured claim against the general assets of CoreStates or CBNA, as applicable. Payments of deferred compensation may be made only in cash. During the first six months of 1995, directors of CoreStates who also served as advisory directors of Hamilton were entitled to defer fees paid for services rendered to Hamilton under the Directors' Deferred Plan.

  Additionally, in 1980, Hamilton established a directors' deferred compensation plan whereby participating directors of Hamilton could elect to forego certain directors' fees or other compensation for a five-year period, from January 1, 1980 through December 31, 1984, in return for the undertaking of Hamilton to pay each participating director a specified amount in 120 equal payments beginning at age 65 or 70, or at death, if earlier. Hamilton has obtained life insurance, of which Hamilton is the beneficiary, on each participating director in an amount which will cover Hamilton's obligation to pay each such director. The directors participating in this plan are Carlton
E. Hughes and Marlin Miller, Jr. Total payments to be made over the 10 year distribution period or at death, if earlier, to Messrs. Hughes and Miller are $233,400 and $178,800, respectively. Amounts expensed for 1995 under the plan in respect to Messrs. Hughes and Miller were, respectively, $12,582 and $9,638.

                   INDEBTEDNESS OF DIRECTORS AND MANAGEMENT

  CoreStates' subsidiaries have from time to time made loans to some officers and directors of CoreStates and to companies with which they are associated. Such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than normal risk of collectibility or present any other unfavorable features.

                            EXECUTIVE COMPENSATION

                       HUMAN RESOURCES COMMITTEE REPORT

             COMPENSATION POLICIES FOR EXECUTIVE OFFICERS FOR 1995

  Compensation policies for executive officers are intended to further the earnings of CoreStates and facilitate securing, retaining and motivating management employees of high caliber and potential. The persons eligible to receive awards under these policies are officers and other employees of CoreStates and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact upon the short and long-term goals and strategies of CoreStates.

  There are three components to executive compensation: base salary, annual incentive awards, and long-term incentive awards.

BASE SALARIES

  Base salaries for executives are competitive with incumbent salaries for peer positions in CoreStates' comparator group. The comparator group consists of 25 to 30 companies within the super-regional banking industry that have market, geographic and size similarities to CoreStates. All of these banks are contained within the Keefe, Bruyette, & Woods 50 Index, presented in the Comparative 5 Year Cumulative Total Return graph on page 14 of this proxy statement. CoreStates generally targets base salaries to the median or average rate paid for each job within the group. Published compensation surveys are utilized to monitor competitive pay levels, in addition to compensation information reported in competitors' proxy statements.

ANNUAL INCENTIVE AWARDS

  Executive officers participate in an annual cash award program, the Incentive Compensation Plan for CoreStates Financial Corp and Participating Subsidiaries. The Human Resources Committee of the Board of Directors determines the awards granted under the Plan. Award opportunity is based on the individual executive's grade level and a mix of predetermined corporate and individual performance goals.

CORPORATE PERFORMANCE

  One-hundred percent of the annual award for the Chief Executive Officer and for employees who currently report directly to him is based on corporate performance. Eighty percent of the annual award for those who report to current direct reports of the Chief Executive Officer is based on corporate performance measured the same way. For 1995 this component of the Plan was paid at 144% of the payout target. Three measures are used as indices of corporate performance: net income after capital charge (NIACC), earnings per share, and progress toward achieving cultural change objectives.

  NIACC measures both the quantity and the quality of corporate earnings. If CoreStates earns more than its required return (and therefore has a positive NIACC) shareholder value is created. The calculation of NIACC requires three pieces of data: net income, the amount of capital employed, and the required return on that capital. The corporate required return of 13% is a risk-adjusted rate of return related to investors' alternatives in the marketplace. Because CoreStates has an unusually high equity to asset ratio, NIACC is normalized for a 5% equity to asset ratio. Five percent is the typical ratio used by the peer comparator group. The 1995 NIACC results exceeded 1995's goal.

  Growth in earnings per share ("EPS") is a key measure of financial strength considered by the external financial community. The use of this measure facilitates external comparison and is easily understood. The 1995 EPS results also exceeded 1995's goal.

  Cultural change improvement is measured based on progress in advancing the corporate culture with reference to: 1) CoreValues--People, Performance, Integrity, Teamwork, Diversity, and Communication, 2) customer focus, and 3) commitment to quality. A combination of quantitative and qualitative measures is used to track results against these objectives. Quantitative measures include several routinely tracked statistics, such as the diversity of our workforce at all levels in CoreStates' organization, upward and lateral mobility of our people, employee retention, training and development participation, utilization of vendors and services owned by women and people of color, and other pertinent statistics. Qualitative progress on attaining improved implementation of corporate cultural change is measured through an employee survey of a randomly selected diverse employee group.

  The corporate Incentive Compensation Plan payout was determined to be 144%.

INDIVIDUAL PERFORMANCE

  Twenty percent of the annual award for employees who report to current direct reports of the Chief Executive Officer is based on individual performance. Individual performance goals are designed to reflect a balance between attainable and "stretch" objectives and are specific to each plan participant. Individual performance objectives are established at the beginning of the year based on the functions and responsibilities of each executive's position (for example, sales targets, income goals, cost reduction objectives, etc.). Also included in the measure of individual performance are objectives that champion CoreValues and reflect or measure managerial performance. These people-focused objectives count for at least one-third of individual performance.

  Target awards are based on a percentage of the midpoint of the salary grade of each individual. Corporate and individual executive performance are evaluated, and payout levels are determined independently at zero or 50 to 150% of the payout targets.

LONG-TERM INCENTIVE PLAN

  This plan is designed to support the long-term strategic goals of CoreStates by providing equity opportunities for individual executives based on their level of responsibility. Ownership aligns the interests of participating officers and executives with the interests of CoreStates' shareholders and ties a significant portion of senior officer compensation to shareholder returns. Under Ownership Guidelines developed in 1993 for achievement by 1998 and approved by the Human Resources Committee, the suggested number of shares to be owned varies according to the executive's salary grade, and ranges from one times salary range midpoint for Executive Vice Presidents up to 2.5 times salary range midpoint for the CEO. Stock held through the CoreStates Savings Plan is counted toward the guidelines, but unexercised stock options are not.

  The primary award vehicles for 1995 were incentive stock options (ISOs) and non-qualified stock options (NQSOs). The first $100,000 of each stock option award was granted in the form of ISOs, with the remaining portion granted in NQSOs. Stock option grants provide the grantees the opportunity to acquire common stock at a fixed price (the fair market value on the date of the grant) for a specified period of time (ten years).

  The practice of CoreStates is to keep long-term awards relatively constant from year-to-year. Stock option plans provide upside earnings potential through increases in stock value over the long term. Target awards for stock option grants are expressed as a percentage of the salary range midpoint for each participant. Actual awards may range from 75% up to 125% of the target award based on a present assessment of the long-term value of the participant's ongoing performance contribution to CoreStates. In determining these grants, the Human Resources Committee did not specifically consider the amount and value of stock currently held by individuals. For 1995 stock option awards averaged 100% of target for all participants.

IMPACT OF IRS PAY CAP REGULATIONS

  CoreStates policy is to make every attempt to comply with Section 162(m) of the Internal Revenue Service Code. Section 162(m) of the Internal Revenue Service Code permits CoreStates to deduct compensation paid to a named executive in excess of $1 million only if such excess qualifies as "performance based compensation."

SUMMARY

  Inherent in CoreStates' effort to create shareholder value are attention to financial performance and strength, and focused recognition of CoreStates' people as the cornerstone of the long-range competitive edge. Performance measures support the efforts to further corporate earnings and achieve a positive corporate culture. The ideal culture values all members of the workforce, maintains customer focus, and achieves excellence through commitment to quality.

               HUMAN RESOURCES COMMITTEE'S BASES FOR DETERMINING
                     THE COMPENSATION OF THE CEO FOR 1995

  The CEO's (Chief Executive Officer) base salary, and annual and long-term incentive award components are consistent with the spirit and objectives of CoreStates' executive compensation program as follows:

BASE SALARY

  The CEO's base salary is a function of CoreStates' financial performance against goals. The initial rating is then modified as appropriate by the overall culture/people evaluation, as well as a relative assessment of CoreStates' performance versus its peer group. Finally, the preceding evaluation is further modified by the Board of Directors' assessment of the CEO's performance in such areas as leadership, strategic planning, culture/people initiatives, external relations, communication, and other important factors. The Human Resources Committee prepared a formal evaluation of actual results against these annual goals. The evaluation was supported by documents citing specific reasons for the rating and included an assessment of response to unplanned events or circumstances that required a significant commitment of time and resources.

  In the Human Resources Committee's evaluation of the CEO's performance, it was specifically noted that his individual actions and leadership have had a significant effect on CoreStates' overall financial and cultural change/people value results, enhancing ongoing value to shareholders through stock appreciation and growth in earnings available for dividends. The Committee's overall rating of the CEO's performance for the year was outstanding. Although it is CoreStates' practice to target at the median of the CEO's base salaries reported in the comparative group, the Human Resources Committee has chosen to focus on total compensation rather than solely base pay.

ANNUAL INCENTIVE AWARD

  100% of the CEO's annual incentive award is based on corporate performance. For 1995 this was paid at 144% of target, based on NIACC, earnings per share, and corporate culture/people objectives as described in the preceding Annual Incentive Awards--Corporate Performance section on pages 10 and 11 of this proxy statement section with respect to other executive officers.

  An evaluation of corporate progress against the goals was reviewed and discussed by the Human Resources Committee, who determined the final payout levels for the Chairman and the rest of the executive officers.

LONG-TERM INCENTIVE PLAN

  The CEO participates in the Long-term Incentive Plan described above under "Compensation Policies for Executive Officers for 1995". In February 1995 Mr. Larsen was granted options based on 100% of the target for his position.

                           HUMAN RESOURCES COMMITTEE

                          Raymond W. Smith, Chairman

              Herbert Lotman                  Marlin Miller, Jr.
              Seymour S. Preston, III         Peter S. Strawbridge

                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON

  The following line graph compares five-year cumulative total shareholder return with the Standard & Poor's 500 Composite Index (S&P 500) and the Keefe, Bruyette & Woods 50 Index (KBW 50) a published peer-industry index. The KBW 50 is made up of fifty of the nation's significant banking companies, including money-center and most major regional banks, and is considered representative of the price performance of the nation's largest banks. Both the S&P 500 and the KBW 50 are market-capitalization-weighted indices. The graph assumes an initial investment of $100 and reinvestment of quarterly dividends.

                         [GRAPH APPEARS HERE]

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                    December 31, 1990 to December 31, 1995
               AMONG CoreStates, S&P 500 INDEX AND KBW 50 INDEX

                                        S&P 500           KBW 50
Measurement period      __________      _________       _________
(Fiscal year Covered)   CoreStates        Index           Index
- - ---------------------   ----------      ---------       ---------


FYE 1990                $ 100           $ 100           $ 100
FYE 1991                $ 158           $ 130           $ 158
FYE 1992                $ 196           $ 140           $ 202
FYE 1993                $ 187           $ 154           $ 213
FYE 1994                $ 194           $ 156           $ 202
FYE 1995                $ 294           $ 215           $ 324

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                     DECEMBER 31, 1990 TO DECEMBER 31, 1995

                      CFL V. S&P 500 INDEX V. KBW 50 INDEX

DATE                                                        CFL   S&P 500 KBW 50
- - ----                                                        ----  ------- ------
4Q90.......................................................  100    100     100
1Q91.......................................................  116    114     127
2Q91.......................................................  125    114     134
3Q91.......................................................  142    120     156
4Q91.......................................................  158    130     158
1Q92.......................................................  149    127     169
2Q92.......................................................  167    129     178
3Q92.......................................................  171    134     174
4Q92.......................................................  196    140     202
1Q93.......................................................  201    146     217
2Q93.......................................................  202    147     216
3Q93.......................................................  204    151     223
4Q93.......................................................  187    154     213
1Q94.......................................................  188    149     209
2Q94.......................................................  188    149     225
3Q94.......................................................  197    156     220
4Q94.......................................................  194    156     202
1Q95.......................................................  242    172     229
2Q95.......................................................  264    188     262
3Q95.......................................................  282    203     304
4Q95.......................................................  294    215     324


5 Year Qtr CGR............................................. 24.1%  16.5%   26.5%
4 Year Qtr CGR............................................. 16.8%  13.3%   19.6%
3 Year Qtr CGR............................................. 14.5%  15.3%   17.1%
2 Year Qtr CGR............................................. 25.6%  18.0%   23.3%
1995 Qtr CGR............................................... 51.4%  37.4%   60.2%
1994 Qtr CGR...............................................  4.2%   1.4%   -5.1%
1993 Qtr CGR............................................... -4.9%  10.0%    5.5%
1992 Qtr CGR............................................... 24.2%   7.6%   27.4%
1991 Qtr CGR............................................... 58.0%  30.3%   58.3%

                          SUMMARY COMPENSATION TABLE

  The following table shows, for the fiscal years ending December 31, 1993, 1994 and 1995, the cash compensation paid by CoreStates and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the other four most highly compensated executive officers of CoreStates (collectively, the "Named Executives").

                ANNUAL COMPENSATION                   LONG TERM
               ----------------------              ----------------
                                                   AWARDS  PAYOUTS
  NAME AND                            OTHER ANNUAL ------- --------  ALL OTHER
  PRINCIPAL          SALARY   BONUS   COMPENSATION OPTIONS   LTIP   COMPENSATION
  POSITION     YEAR   ($)*     ($)       ($)**     (#)***  ($)****    ($)*****
  ---------    ---- -------- -------- ------------ ------- -------- ------------
Terrence A.
 Larsen,       1995 $687,981 $575,683    $3,396    148,750 $458,544   $33,750
 Chairman and
  Chief        1994  670,692  527,710     2,578    119,000  293,543    33,535
 Executive
  Officer      1993  647,000  483,068     3,373    101,800  287,100    32,350

Rosemarie B.
 Greco,        1995  387,308  304,344               76,375  339,073    19,000
 President
  and Chief    1994  358,077  278,982     2,745     91,650             16,923
 Executive
  Officer,     1993  327,500  162,360     2,449     27,600             12,365
 CoreStates
  Bank, N.A.

Charles L.
 Coltman, III  1995  387,308  304,344               76,375  127,152    19,000
 President
  and Chief    1994  297,692  278,982               91,650   66,969    14,885
 Operating
  Officer      1993  233,923  122,955     2,224     26,750   51,642    11,696

Charles P.
 Connolly      1995  275,192  155,866       957     35,125   84,768    13,500
 Senior Exec-
  utive Vice   1994  238,269  142,877     2,852     45,150   50,203    11,913
 President     1993  206,154   99,590     1,898     18,260   51,642    10,269

Robert N.
 Gilmore       1995  265,000  118,037               29,625  127,152    13,000
 Chief Tech-
  nology and   1994  246,154  108,200               35,500   66,969    12,308
 Processing
  Services
  Officer      1993  233,923  113,119               26,750   57,420    11,696

- - --------
   * Annual Salary is reported for the calendar year.
  ** Other Annual Compensation includes Financial Planning.
 *** There was a stock split on October 15, 1993. These represent post split values.
 ****Performance Units Awards under prior Long-Term Incentive Plan:
     . half of award value net of taxes is paid in cash, the other half in stock
       The gross value of Performance Units is a function of closing stock price on December 29, 1995.
       The number of shares granted in the half paid in stock is a function of the closing stock price on February 20, 1996.
***** All Other Compensation consists of compensation from savings and retirement plans as follows:
     . The CoreStates Savings Plan provides investment choices and company matches to individual contributions. Corporation contributions were as follows:

        1995: Larsen--$7,500, Greco--$7,500, Coltman--$7,500, Connolly--$7,500,
              Gilmore--$7,500.
        1994: Larsen--$7,500, Greco--$6,519, Coltman--$7,500, Connolly--$7,500,
              Gilmore--$7,500.
        1993: Larsen--$11,792, Greco--$7,907, Coltman--$11,696, Connolly--
              $10,269, Gilmore--$11,696.

     . The 401 Excess Plan was adopted in 1992. It mirrors the CoreStates
       Savings Plan in that it provides investment choices and company matches for employees whose salaries are above the ERISA limits for the savings plan. Corporation contributions were:

        1995: Larsen--$26,250, Greco--$11,500, Coltman--$11,500, Connolly--
              $6,000, Gilmore--$5,500.
        1994: Larsen--$26,035, Greco--$10,404, Coltman--$7,385, Connolly--
              $4,413, Gilmore--$4,808.
        1993: Larsen--$20,558, Greco--$4,458.

                              OPTION GRANT TABLE

  The following table contains information concerning the grant of stock options under CoreStates' 1992 Long-Term Incentive Plan to the Named Executives as of December 31, 1995:

                            OPTION GRANTS IN 1995*

                            INDIVIDUAL                                              GRANT DATE
                              GRANTS                                                   VALUE
                            ----------                                            ---------------
                                 OPTIONS  % OF TOTAL OPTIONS  EXERCISE             BLACK SCHOLES
                          GRANT  GRANTED GRANTED TO EMPLOYEES OR BASE  EXPIRATION   GRANT DATE
NAME                       DATE    (#)         IN 1994         PRICE      DATE    PRESENT VALUE**
- - ----                      ------ ------- -------------------- -------- ---------- ---------------
Terrence A. Larsen......  2/7/95 148,750        8.476%         $28.75    2/7/05      $693,188
Rosemarie B. Greco......  2/7/95  76,375        4.352           28.75    2/7/05       355,914
Charles L. Coltman, III.  2/7/95  76,375        4.352           28.75    2/7/05       355,914
Charles P. Connolly.....  2/7/95  35,125        2.001           28.75    2/7/05       163,686
Robert N. Gilmore.......  2/7/95  29,625        1.688           28.75    2/7/05       138,055

- - --------
 * Options reported in the table above are a combination of incentive and non-qualified stock options. All grants become exercisable one year from the date of grant and they must be exercised during employment except in the case of death, disability, retirement or involuntary termination. The term of each option is ten years.

** Results produced by the Black Scholes assumptions, below, are reduced by 10% because the options are nontransferable and 3% for risk of forfeiture:
   Expected volatility--15.39%
   Risk-free rate of return--5.9%
   Dividend yield--3.94%
   Time to exercise--10 years
   Market Price at Grant--$28.75

                      OPTION EXERCISES AND YEAR-END TABLE

  The following table sets forth information with respect to the Named Executives, concerning the exercise of options during 1995 and unexercised options as of December 31, 1995:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUE

                                               NUMBER OF    VALUE OF UNEXERCISED
                                              UNEXERCISED   IN-THE-MONEY OPTIONS
                           SHARES             OPTIONS AT         AT 12/29/95
                          ACQUIRED           12/29/95 (#)   ($) ($37.875/SHARE)*
                             ON     VALUE   --------------- ---------------------
                          EXERCISE REALIZED  EXERCISABLE/       EXERCISABLE/
NAME                        (#)      ($)     UNEXERCISABLE      UNEXERCISABLE
- - ----                      -------- -------- --------------- ---------------------
Terrence A. Larsen......        0  $      0 583,482/148,750 $9,076,943/$1,357,344
Rosemarie B. Greco......   14,190   307,746  154,132/76,375     1,905,425/696,922
Charles L. Coltman, III.    8,436   164,634  204,716/76,375     2,197,641/696,922
Charles P. Connolly.....        0         0  106,204/35,125     1,451,638/320,516
Robert N. Gilmore.......      548    10,421  132,180/29,625     1,931,621/270,328

- - --------
* Values for Larsen, Greco, Coltman, Connolly and Gilmore respectively represent the cumulative impact of stock options granted over 10, 5, 10, 9, and 10 years respectively. One stock option grant was awarded per named executive in each year an award was made to that executive, with the exception of 1994, in which R. Greco, C. Coltman, C. Connolly and R. Gilmore each received a second grant, on 8/22/94.

                               PENSION BENEFITS

  The following table shows for various periods of credited service the estimated annual benefits currently payable upon normal retirement at age sixty-five to a participating employee, assuming final average compensation equaled 1995 compensation and Social Security covered compensation of $25,920, the amount for participants who attain Social Security retirement age during 1995. The plan formula utilizes the Social Security covered compensation as a component to calculate the pension benefit. The table reflects a straight life benefit.

                              PENSION PLAN TABLE

   FINAL
  AVERAGE
COMPENSATION        15              20              25              30              35
- - ------------      -------         -------         -------         -------         -------
$125,000          $35,560         $47,410         $59,260         $65,510         $71,760
 150,000           43,060          57,410          71,760          79,260          86,760
 175,000           50,560          67,410          84,260          93,010         101,760
 200,000           58,060          77,410          96,760         106,760         116,760
 225,000           65,560          87,410         109,260         120,510         131,760
 250,000           73,060          97,410         121,760         134,260         146,760
 300,000           88,060         117,410         146,760         161,760         176,760
 400,000          118,060         157,410         196,760         216,760         236,760
 450,000          133,060         177,410         221,760         244,260         266,760
 500,000          148,060         197,410         246,760         271,760         296,760
 600,000          178,060         237,410         296,760         326,760         356,760
 700,000          208,060         277,410         346,760         381,760         416,760
 800,000          238,060         317,410         396,760         436,760         476,760

  The Final Average Compensation used in calculating the qualified retirement plan benefit is the average of the highest 60 consecutive months of base pay (excluding all incentive and other non-salary cash payments) during the last ten years of employment, multiplied by 12 to derive an annual salary equivalent. The Final Average Compensation figure corresponds to the elements summarized in the Annual (Salary) Compensation shown in the Summary Compensation Table on page 16 of this proxy statement.

  The CoreStates Financial Corp Supplemental Retirement Plan (the "CoreStates Supplemental Plan") covers the excess over the limitations placed on the qualified plan by Federal law. If an employee defers salary, the CoreStates Supplemental Plan also pays the difference between what the employee would have gotten in the qualified plan had he or she not deferred salary and the qualified plan benefit excluding the deferred salary.

  The First Pennsylvania Retirement Benefit Supplement Plan (The "FP Supplemental Plan") provides selected key executive officers with retirement benefits in addition to those provided to all eligible employees under the Retirement Plan. The FP Supplemental Plan covers two types of retirement benefits. Benefit A is equal to the excess of the amount that would be payable under the Retirement Plan if it did not contain the limitation on the annual amount of pension benefit payments or the amount of recognizable compensation imposed by the Internal Revenue Code over the amount actually payable under the Retirement Plan in accordance with such limitations. Benefit C is equal to 65% of the participant's average annual base salary for the five consecutive years immediately preceding the participant's retirement or other termination of benefit. Benefit C is then reduced by the aggregate of the following amounts: the benefit under Benefit A, the Social Security benefit, the benefit under the Retirement Plan, and the benefit under any retirement plan provided by a former employer, excluding any portion of such benefit attributable to the participant's own contributions to such plan.

  The CoreStates Retirement Plan is not reduced by Social Security or other offset measures.

  As of December 31, 1995, the periods of credited service of the Named Executives are as follows:

                                                             PERIOD OF CREDITED
                                                                   SERVICE
                                                             -------------------
Terrence A. Larsen.......................................... 17 years, 5 months
Rosemarie B. Greco..........................................  3 years, 9 months
Charles L. Coltman, III..................................... 25 years, 10 months
Charles P. Connolly......................................... 23 years, 8 months
Robert N. Gilmore........................................... 14 years, 6 months

         TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  In February 1996, the Human Resources Committee of the Board of Directors approved the terms of termination of employment contracts for the Named Executives. Each Named Executive terminated (as defined in the contract) would receive severance pay equal to two times the highest base salary and bonus during the preceding two years. In addition, each Named Executive would be provided with employee benefits equivalent to those benefits received immediately prior to termination for a two year period following such termination. Payments are limited by the provisions of Section 280G of the Internal Revenue Code of 1986 and are offset by amounts which may be paid under any other CoreStates severance policy. The contracts are for a three year period from April 9, 1996. It is expected that the contracts will be executed in the near future.

                       SELECTION OF INDEPENDENT AUDITORS
                                   (ITEM 2)

  On February 20, 1996, the Board of Directors of CoreStates selected the firm of Ernst & Young LLP as independent auditors to audit the books, records and accounts of CoreStates for the current fiscal year, subject to ratification by vote of a majority of the shares of CoreStates Common Stock represented at the annual meeting. That firm also served as CoreStates' independent auditors for the prior fiscal year ended December 31, 1995. At the annual meeting the following resolution will be offered:

  RESOLVED, that the selection of Ernst & Young LLP as the independent auditors of CoreStates for the fiscal year ending December 31, 1996 is hereby ratified.

  If the shareholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered and made by the Board of Directors.

  It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of CoreStates and its shareholders.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

  The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young as independent auditors for the fiscal year ending December 31, 1996.

                                 MISCELLANEOUS

  The Board of Directors is presently not aware of any other business which will be brought before the Annual Meeting. The execution and return of the proxy card will confer upon the appointed proxies the discretionary authority to vote upon such other business as may properly come before the Meeting.

  The cost of preparing, assembling and mailing the proxy materials will be paid by CoreStates. Corporate Investor Communications, Inc. ("CIC"), 111 Commerce Road, Carlstadt, New Jersey 07072 has been engaged by CoreStates to solicit proxies for use at the Annual Meeting. The anticipated fees of CIC are $7,500 plus expenses. To the extent necessary in order to insure sufficient representation of shareholders at the Annual Meeting, the named solicitor and officers and employees of CoreStates and its subsidiaries may personally, by telephone or by other means, contact shareholders to request the return of proxies. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. CoreStates will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such materials.

SHAREHOLDER PROPOSALS

  Any shareholder who intends to present a proposal for action at the 1997 Annual Meeting of Shareholders and desires that such proposal be included in the proxy statement and proxy for such Meeting must furnish the proposal in writing to the Secretary of CoreStates not later than November 14, 1996.

CORESTATES ANNUAL REPORT

  CoreStates' Annual Report to Shareholders for the fiscal year ended December 31, 1995, including financial statements as certified by Ernst & Young LLP, was mailed to shareholders of CoreStates on March 28, 1996.

  A COPY OF CORESTATES' ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDING DECEMBER 31, 1995 WILL BE SUPPLIED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO CORPORATE COMMUNICATIONS, CORESTATES FINANCIAL CORP, P.O. BOX 7618, PHILADELPHIA, PENNSYLVANIA 19101-7618 OR CALL (215) 973-6006.

                             By order of the Board of Directors

                         /s/ William L. Gaunt

                             William L. Gaunt
                             Secretary

April 19, 1996

               CORESTATES FINANCIAL CORP--PROXY FOR COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 21, 1996

P R O X Y

The undersigned holder of Common Stock of CoreStates Financial Corp ("CoreStates") hereby appoints Alexander Hoskins, Park B. Dilks, Jr. and G. Willing Pepper and each of them, jointly and severally, proxies with power of substitution, to vote, as designated on the reverse, all shares of CoreStates Common Stock held by the undersigned at the annual meeting of the shareholders of CoreStates to be held at 8:30 A.M., Philadelphia time, on Tuesday, May 21, 1996 in the Ormandy Ballroom at the Doubletree Hotel, Broad and Locust Streets, Philadelphia, Pennsylvania, and at any adjournments there-
of, with all the powers the under-
signed would possess if personally
present. Receipt of the Notice and                (change of address)
Proxy Statement, dated April 19, 1996,
and the Annual Report to Shareholders           ------------------------
for 1995 is hereby acknowledged.
                                                ------------------------
     Election of Directors, Nomi-
     nees:                                      ------------------------
     Terrence A. Larsen, Samuel
     A. McCullough, Patricia A.                 ------------------------
     McFate, Raymond W. Smith,                  (If you have written in
     George Strawbridge, Jr.                    the above space, please mark
                                                the corresponding box on
                                                the reverse side of this card)


                                                                     SEE REVERSE
                                                                            SIDE

- - --------------------------------------------------------------------------------
                            + FOLD AND DETACH HERE +

                                 ANNUAL MEETING
                                       OF
                           CORESTATES FINANCIAL CORP

                             TUESDAY, MAY 21, 1996
                                DOUBLETREE HOTEL
                                   8:30 A.M.
                                ORMANDY BALLROOM
                             BROAD STREET AT LOCUST
                             PHILADELPHIA, PA 19107

 .YOUR VOTE IS IMPORTANT TO US. PLEASE DETACH THE ABOVE PROXY, SIGN THE CARD AND INSERT IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.

[X]  Please mark your
     votes as in this
     example.
                                                                            2443


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE HEREOF AND FOR ITEM 2.

- - --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED ON THE REVERSE
                             HEREOF AND FOR ITEM 2.
- - --------------------------------------------------------------------------------




1. Election of Directors      FOR       WITHHELD
(see reverse)                 [_]         [_]

For, except vote withheld from the following
nominee(s) only:
_________________________                                 [_] Change of Address
                                                              on Reverse Side

2. Ratify selection of Ernst & Young LLP as
   CoreStates' Independent auditors                 FOR     AGAINST     ABSTAIN
   for the fiscal year ending December 31, 1996.    [_]       [_]         [_]

3. The proxies are authorized to vote in their discretion upon the transaction of such other business as may properly come before the meeting and any adjournments thereof.


                                         If you receive more than one Annual
                                         Report at the address set forth on this
                                         proxy card and have no need for the
                                         extra copy(ies), please check the box
                                         at the right. This will not affect the
                                         distribution of dividends or proxy
                                         statements.
                                                                             [_]

                                         NOTE: Your signature should appear as
                                         your name appears hereon. When shares
                                         are held by joint tenants, both should
                                         sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such. If a corporation, please sign in
                                         full corporate name by the President or
                                         other authorized officer. If a
                                         partnership, please sign in partnership
                                         name by authorized person.

                                         Please sign, date and return the proxy
                                         card promptly using the enclosed enve-
                                         lope.

                                         --------------------------------------

                                         --------------------------------------
                                         Signature(s)                      Date


- - --------------------------------------------------------------------------------
                           + FOLD AND DETACH HERE +



                      IMPORTANT: PLEASE VOTE AND SIGN YOUR
                  PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

                            CORESTATES SAVINGS PLAN

                            INSTRUCTIONS TO TRUSTEE

P R O X Y

The undersigned participant in the CoreStates Financial Corp ("CoreStates") Common Stock account established pursuant to the above named plan hereby ac-knowledges receipt of the notice and proxy statement dated April 19, 1996 and of the 1995 annual report to shareholders and instructs CoreStates Bank N.A., as Trustee of such plan, to vote the shares of CoreStates Common Stock held by it in such plan, to the extent held for the beneficial interest of the under-signed at the annual meeting of the Shareholders of CoreStates to be held at 8:30 A.M., Philadelphia time, on Tuesday, May 21, 1996 in the Ormandy Ballroom at the Doubletree Hotel, Broad and Locust Streets, Philadelphia, Pennsylvania, and at any adjournments thereof.

     Election of Directors, Nominees:
     Terrence A. Larsen
     Samuel A. McCullough
     Patricia A. McFate
     Raymond W. Smith
     George Strawbridge, Jr.


PLEASE DATE, SIGN AND RETURN THIS INSTRUCTION IN THE ENCLOSED ENVELOPE (SEALED) IF YOU WISH YOUR BENEFICIAL INTEREST (AS OF APRIL 12, 1996) IN THESE SHARES TO BE VOTED.
                                                                     SEE REVERSE
                                                                         SIDE

- - --------------------------------------------------------------------------------
                           + FOLD AND DETACH HERE +

                                 ANNUAL MEETING
                                       OF
                           CORESTATES FINANCIAL CORP

                             TUESDAY, MAY 21, 1996
                                DOUBLETREE HOTEL
                                   8:30 A.M.
                                ORMANDY BALLROOM
                             BROAD STREET AT LOCUST
                             PHILADELPHIA, PA 19107

 .YOUR VOTE IS IMPORTANT TO US. PLEASE DETACH THE ABOVE PROXY, SIGN THE CARD AND INSERT IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.

[X] Please mark your
    votes as in this
    example.
                                                                            2331


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ALL NOMINEES LISTED ON THE REVERSE HEREOF AND FOR ITEM 2.
- - --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED ON THE REVERSE
                             HEREOF AND FOR ITEM 2.
- - --------------------------------------------------------------------------------


1. Election of Directors              FOR       WITHHELD
(see reverse)                         [_]         [_]
For, except vote withheld from
the following nominee(s) only:

_______________________________



2. Ratify selection of Ernst & Young
   as CoreStates' Independent auditors
   for the fiscal year ending              FOR       AGAINST         ABSTAIN
   December 31, 1996.                      [_]         [_]             [_]


3. The Trustee is authorized to vote
   in its discretion upon the transaction
   of such other business as may properly
   come before the meeting and any
   adjournments thereof.

                                                NOTE: Your signature should
                                                appear as your name appears
                                                hereon. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.

                                                Please sign, date and return the
                                                proxy card promptly using the
                                                enclosed envelope.

                                                --------------------------------

                                                --------------------------------
                                                Signature(s)                Date


- - --------------------------------------------------------------------------------
                           + FOLD AND DETACH HERE +



                      IMPORTANT: PLEASE VOTE AND SIGN YOUR
                  PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

                     MERIDIAN EMPLOYEE STOCK OWNERSHIP PLAN

                            INSTRUCTIONS TO TRUSTEE

P R O X Y

The undersigned participant in the CoreStates Financial Corp ("CoreStates") Common Stock account established pursuant to the above named plan hereby ac-knowledges receipt of the notice and proxy statement dated April 19, 1996 and of the 1995 annual report to shareholders and instructs Meridian Trust Company, as Trustee of such plan, to vote the shares of CoreStates Common Stock held by it in such plan, to the extent held for the beneficial interest of the under-signed at the annual meeting of the Shareholders of CoreStates to be held at 8:30 A.M., Philadelphia time, on Tuesday, May 21, 1996 in the Ormandy Ballroom at the Doubletree Hotel, Broad and Locust Streets, Philadelphia, Pennsylvania, and at any adjournments thereof.

     Election of Directors, Nominees:
     Terrence A. Larsen
     Samuel A. McCullough
     Patricia A. McFate
     Raymond W. Smith
     George Strawbridge, Jr.


PLEASE DATE, SIGN AND RETURN THIS INSTRUCTION IN THE ENCLOSED ENVELOPE (SEALED) IF YOU WISH YOUR BENEFICIAL INTEREST (AS OF APRIL 12, 1996) IN THESE SHARES TO BE VOTED.
                                                                     SEE REVERSE
                                                                         SIDE

- - --------------------------------------------------------------------------------
                           + FOLD AND DETACH HERE +

                                ANNUAL MEETING
                                      OF
                           CORESTATES FINANCIAL CORP

                             TUESDAY, MAY 21, 1996
                               DOUBLETREE HOTEL
                                   8:30 A.M.
                               ORMANDY BALLROOM
                            BROAD STREET AT LOCUST
                            PHILADELPHIA, PA 19107

 .YOUR VOTE IS IMPORTANT TO US. PLEASE DETACH THE ABOVE PROXY, SIGN THE CARD AND INSERT IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.

[X] Please mark your
    votes as in this
    example.
                                                                            7872

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ALL NOMINEES LISTED ON THE REVERSE HEREOF AND FOR ITEM 2.
- - --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED ON THE REVERSE
                             HEREOF AND FOR ITEM 2.
- - --------------------------------------------------------------------------------


1. Election of Directors                FOR       WITHHELD
(see reverse)                           [_]          [_]
For, except vote withheld
from the following nominee(s) only:

___________________________________




2. Ratify selection of Ernst & Young
   as CoreStates' Independent auditors
   for the fiscal year ending                FOR       AGAINST         ABSTAIN
   December 31, 1996.                        [_]         [_]             [_]

3. The Trustee is authorized to vote in
   its discretion upon the transaction
   of such other business as may
   properly come before the meeting and
   any adjournments thereof.


                                                NOTE: Your signature should
                                                appear as your name appears
                                                hereon. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.

                                                Please sign, date and return the
                                                proxy card promptly using the
                                                enclosed envelope.

                                                --------------------------------

                                                --------------------------------
                                                Signature(s)                Date

- - --------------------------------------------------------------------------------
                           + FOLD AND DETACH HERE +



                      IMPORTANT: PLEASE VOTE AND SIGN YOUR
                  PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

                             MERIDIAN SAVINGS PLAN

                            INSTRUCTIONS TO TRUSTEE

P R O X Y

The undersigned participant in the CoreStates Financial Corp ("CoreStates") Common Stock account established pursuant to the above named plan hereby ac-knowledges receipt of the notice and proxy statement dated April 19, 1996 and of the 1995 annual report to shareholders and instructs Meridian Trust Company, as Trustee of such plan, to vote the shares of CoreStates Common Stock held by it in such plan, to the extent held for the beneficial interest of the under-signed at the annual meeting of the Shareholders of CoreStates to be held at 8:30 A.M., Philadelphia time, on Tuesday, May 21, 1996 in the Ormandy Ballroom at the Doubletree Hotel, Broad and Locust Streets, Philadelphia, Pennsylvania, and at any adjournments thereof.

     Election of Directors, Nominees:
     Terrence A. Larsen
     Samuel A. McCullough
     Patricia A. McFate
     Raymond W. Smith
     George Strawbridge, Jr.


PLEASE DATE, SIGN AND RETURN THIS INSTRUCTION IN THE ENCLOSED ENVELOPE (SEALED) IF YOU WISH YOUR BENEFICIAL INTEREST (AS OF APRIL 12, 1996) IN THESE SHARES TO BE VOTED.
                                                                     SEE REVERSE
                                                                         SIDE

- - --------------------------------------------------------------------------------
                           + FOLD AND DETACH HERE +

                                 ANNUAL MEETING
                                       OF
                           CORESTATES FINANCIAL CORP

                             TUESDAY, MAY 21, 1996
                                DOUBLETREE HOTEL
                                   8:30 A.M.
                                ORMANDY BALLROOM
                             BROAD STREET AT LOCUST
                             PHILADELPHIA, PA 19107

 .YOUR VOTE IS IMPORTANT TO US. PLEASE DETACH THE ABOVE PROXY, SIGN THE CARD AND INSERT IT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.

[X] Please mark your
    votes as in this
    example.
                                                                            7875

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ALL NOMINEES LISTED ON THE REVERSE HEREOF AND FOR ITEM 2.
- - --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED ON THE REVERSE
                             HEREOF AND FOR ITEM 2.
- - --------------------------------------------------------------------------------


1. Election of Directors               FOR       WITHHELD
(see reverse)                          [_]         [_]
For, except vote withheld
from the following nominee(s)
only:

_____________________________

2. Ratify selection of Ernst & Young
   as CoreStates' Independent auditors
   for the fiscal year ending               FOR       AGAINST         ABSTAIN
   December 31, 1996.                       [_]         [_]             [_]

3. The Trustee is authorized to vote
   in its discretion upon the
   transaction of such other business
   as may properly come before the
   meeting and any adjournments thereof.


                                                NOTE: Your signature should
                                                appear as your name appears
                                                hereon. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.

                                                Please sign, date and return the
                                                proxy card promptly using the
                                                enclosed envelope.

                                                --------------------------------

                                                --------------------------------
                                                Signature(s)                Date

- - --------------------------------------------------------------------------------
                            + FOLD AND DETACH HERE +



                      IMPORTANT: PLEASE VOTE AND SIGN YOUR
                  PROXY AND RETURN IT IN THE ENVELOPE PROVIDED